Exhibit 99.1

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of Dynegy Inc. (“Dynegy”) and its consolidated subsidiaries (“we,” “DI,” or “the Company”) are included herein:

•                                          Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2012

•                                          Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2012

•                                          Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011

•                                          Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. (collectively, the “Debtor Entities”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Court”).  Dynegy and its subsidiaries, other than the five Debtor Entities, did not file voluntary petitions for relief and are not debtors under Chapter 11 of the Bankruptcy Code and, consequently, continue to operate their businesses in the ordinary course. As a result of the Chapter 11 Cases, DH was deconsolidated and Dynegy began accounting for its investment in DH using the equity method of accounting.

On May 30, 2012, Dynegy, Dynegy Gas Investments, LLC (“DGIN”), Dynegy Coal Holdco, LLC (“Coal Holdco”) and the Debtors entered into an amended and restated settlement agreement (the “Amended Settlement Agreement”) with certain of DH’s senior and subordinated creditors.

On June 5, 2012 (the “Settlement Effective Date”), pursuant to the order approving the Amended Settlement Agreement entered by the Court on June 1, 2012 (the “Approval Order”) and the terms of the Amended Settlement Agreement, Dynegy and DH entered into a Contribution and Assignment Agreement (the “Contribution Agreement”), pursuant to which Dynegy contributed and assigned to DH all of its rights to, title and interest in one hundred percent (100%) of the issued and outstanding membership interests of Coal Holdco (the “Coal Holdco Interests”). In full consideration for such contribution and in accordance with the terms of the Amended Settlement Agreement and the Approval Order, (i) Dynegy has received an allowed administrative claim pursuant to sections 503(b) and 507(a) of the Bankruptcy Code in an unliquidated amount against DH in the Chapter 11 Cases (the “Administrative Claim”), (ii) the Prepetition Litigation, the Adversary Proceeding and the Intercompany Receivable (each as defined in the Amended Settlement Agreement) were dismissed with prejudice or released and (iii) the parties to the Amended Settlement Agreement issued and received the releases set forth in the Amended Settlement Agreement.

In addition, as previously disclosed, DGIN had originally transferred the Coal Holdco Interests to Dynegy on September 1, 2011 in exchange for an undertaking from Dynegy to make specified payments over time. DGIN subsequently assigned its rights to receive such payments to DH in exchange for a $1.25 billion promissory note (the “DH Note”) and the undertaking was amended and restated to be among other things, an obligation of Dynegy to DH (the “Undertaking Agreement”).  The Amended Settlement Agreement provides that upon the occurrence of the Settlement Effective Date, the Undertaking Agreement and the related DH Note have been terminated and there shall be no further obligations thereunder.

The unaudited pro forma condensed consolidated financial statements have been prepared by applying pro forma adjustments to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (“2011 Form 10-K”) and the unaudited condensed consolidated financial statements included in the Form 10-Q for the period ended March 31, 2012.  The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2012 and the year ended December 31, 2011 reflect the assignment of Coal Holdco and the deconsolidation of DH assuming the assignment and deconsolidation had occurred as of the beginning of the year ended December 31, 2011.  The unaudited pro forma condensed consolidated balance sheet reflects the assignment of the Coal Holdco Interests assuming the assignment occurred on March 31, 2012.

The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial statements, are based on currently available information.  Management believes such adjustments are reasonable, factually supportable and directly attributable to the assignment of the Coal Holdco interests to DH and the deconsolidation of DH.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the bankruptcy filing and assignment of Coal Holdco occurred on, or as of, the dates indicated, nor are they necessarily indicative of future operating results or financial position.

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2012

(in millions)

	Dynegy Inc. Consolidated (a)	Assignment of Coal Holdco (b)	Pro Forma Adjustments		Dynegy Inc. Pro Forma Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$410	$(384)	$(15	)(c)	$11
Restricted cash and investments	72	(72)	—		—
Accounts receivable, net of allowance for doubtful accounts	5	(5)	—		—
Accounts receivable, affiliates	30	(29)	—		1
Allowed claim in affiliate	—	—	64	(d)	64
Inventory	70	(70)	—		—
Assets from risk-management activities	119	(119)	—		—
Assets from risk-management activities, affiliates	8	(8)	—		—
Broker margin account	9	(9)	—		—
Prepayments and other current assets	19	(18)	—		1

Total Current Assets	742	(714)	49		77

Property, Plant and Equipment	4,763	(4,763)	—		—
Accumulated depreciation	(1,449)	1,449	—		—

Property, Plant and Equipment, Net	3,314	(3,314)	—		—
Other Assets
Unconsolidated investments	—	—	—		—
Restricted cash and investments	42	(42)	—		—
Assets from risk-management activities, affiliates	1	(1)	—		—
Other long-term assets	13	(12)	—		1

Total Assets	$4,112	$(4,083)	$49		$78

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$11	$(11)	$—		$—
Accounts payable, affiliates	24	(24)	—		—
Accrued interest intercompany	32	—	(32	)(e)	—
Accrued liabilities and other current liabilities	40	(22)	—		18
Liabilities from risk-management activities	86	(86)	—		—
Liabilities from risk-management activities, affiliates	3	(3)	—		—
Notes payable and current portion of long-term debt	4	(4)	—		—

Total Current Liabilities	200	(150)	(32)		18

Long-term debt	582	(582)	—		—
Long-term debt to affiliates	1,250	—	(1,250	)(f)	—

Long-Term Debt	1,832	(582)	(1,250)		—
Other Liabilities
Accounts payable, affiliates	864	—	(864	)(g)	—
Liabilities from risk-management activities	4	(4)	—		—
Other long-term liabilities	153	(57)	—		96

Total Liabilities	3,053	(793)	(2,146)		114

Commitments and Contingencies Redeemable Preferred Securities

Total Stockholders’ Equity	1,059	(3,290)	2,195	(h)	(36)

Total Liabilities and Stockholders’ Equity	$4,112	$(4,083)	$49		$78

See the notes to unaudited pro forma condensed consolidated financial statements.

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2012

(in millions, except per share data)

	Dynegy Inc. Consolidated (a)	Assignment of Coal Holdco (i)	Pro Forma Adjustments		Dynegy Inc. Pro Forma Consolidated
Revenues	$177	$(177)	$—		$—
Cost of sales	(86)	86	—		—
Operating and maintenance expense, exclusive of depreciation shown separately below	(39)	39	—		—
Depreciation and amortization expense	(50)	50	—		—
General and administrative expenses	(23)	9	—		(14)

Operating loss	(21)	7	—		(14)
Interest expense	(37)	13	24	(e)	—
Loss before income taxes	(58)	20	24		(14)
Income tax benefit	—	—	—		—

Net loss	$(58)	$20	$24		$(14)

Loss per share
Basic loss per share	$(0.47)				$(0.11)
Diluted loss per share	$(0.47)				$(0.11)

Basic shares outstanding	123				123
Diluted shares outstanding	123				123

See the notes to unaudited pro forma condensed consolidated financial statements.

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2011

(in millions, except per share data)

	Dynegy Inc. Consolidated (a)	Deconsolidation of DH (j)	Assignment of Coal Holdco (k)	Pro Forma Adjustments		Dynegy Inc. Pro Forma Consolidated
Revenues	$1,585	$(927)	$(658)	$—		$—
Cost of sales	(963)	625	338	—		—
Operating and maintenance expense, exclusive of depreciation shown separately below	(393)	223	170	—		—
Depreciation and amortization expense	(325)	119	206	—		—
Impairment and other charges	(6)	6	—	—		—
Gain on sale of assets, net	1	(1)	—	—		—
General and administrative expenses	(135)	68	45	—		(22)

Operating loss	(236)	113	101	—		(22)
Loss on deconsolidation of DH	(1,657)	—	—	1,657	(l)	—
Interest expense	(357)	323	20	14	(e)	—
Debt extinguishment costs	(21)	21	—	—		—
Other income and expense, net	(6)	(3)	9	—		—

Loss before income taxes	(2,277)	454	130	1,671		(22)
Income tax benefit	632	(66)	—	(566	)(m)	—

Net loss	$(1,645)	$388	$130	$1,105		$(22)

Loss per share
Basic loss per share	$(13.48)					$(0.18)
Diluted loss per share	$(13.48)					$(0.18)

Basic shares outstanding	122					122
Diluted shares outstanding	122					122

See the notes to unaudited pro forma condensed consolidated financial statements.

DYNEGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)                      Amounts represent historical financial information from the Company’s Form 10-Q as of and for the period ended March 31, 2012 and from the Company’s Form 10-K for the period ended December 31, 2011.

(b)                     Reflects the assets and liabilities of Coal Holdco that were assigned to DH by DI pursuant to the Amended Settlement Agreement.

(c)       Amount reflects the fees and expenses paid on behalf of the parties to the Amended Settlement Agreement.

(d)                     Amount represents the estimated value of the 1% administrative claim as of June 5, 2012, the effective date of the Amended Settlement Agreement, that DI will receive in full consideration for the assignment of its outstanding equity interests in Coal Holdco to DH.

(e)                      Amount represents the elimination of accrued interest on the $1.25 billion Undertaking payable by DI to DH as a result of the termination of the Undertaking in accordance with the terms of the Amended Settlement Agreement.

(f)                        Amount represents the $1.25 billion Undertaking payable by DI to DH that was terminated in accordance with the terms of the Amended Settlement Agreement.

(g)                     Amount represents the settlement of the accounts payable, affiliates between DI and DH, in accordance with the terms of the Amended Settlement Agreement.

(h)                     Amount represents (i) the payment of fees and expenses on behalf of the parties to the Amended Settlement Agreement discussed in (c) above, (ii) the 1% administrative claim discussed in (d) above,  (iii) the elimination of the $32 million of accrued interest discussed in (e) above, (iv) the termination of the $1.25 billion Undertaking payable discussed in (f) above, and (v) the settlement of the accounts payable, affiliates discussed in (g) above.

(i)                         Represents the results of operations of Coal Holdco for the period ended March 31, 2012 assuming DI’s assignment of Coal Holdco to DH occurred January 1, 2011.

(j)                         Represents the results of operations of DH for the period ended November 7, 2011 assuming DI’s deconsolidaton of DH occurred January 1, 2011.

(k)                      Represents the results of operations of Coal Holdco for the period ended December 31, 2011 assuming DI’s assignment of Coal Holdco to DH occurred January 1, 2011.

(l)        Amount represents the reversal of the loss on the deconsolidation of DH assuming that the deconsolidation had occurred as of the beginning of the year ended December 31, 2011.

(m)      Amount reflects the reversal of the income tax benefit of the pro forma adjustments. Dynegy does not believe it will produce sufficient future taxable income, nor are there tax strategies available, to realize its net deferred tax assets not otherwise realized by reversing temporary differences.